EXHIBIT 10.7


                      VICTORY TAX EXEMPT REALTY INCOME FUND
                               LIMITED PARTNERSHIP


                        Amendment To Standstill Agreement

                                     Between

                      Victory Tax Exempt Realty Income Fund
                               Limited Partnership

                                       And

                              Concam Associates, LP

2

                        AMENDMENT TO STANDSTILL AGREEMENT
                        ---------------------------------


          This AMENDMENT TO STANDSTILL AGREEMENT (this "Agreement") is made effective as of December 31, 1998, by and between VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP, a Delaware limited partnership ("Lender"), and CONCAM ASSOCIATES, L.P., a California limited partnership ("Borrower").


                               R E C I T A L S :
                               -----------------

          1. Lender is the sole holder and owner of a $15,515,000 Mortgage Revenue Bond (the "Bond"), issued by the City of Fresno, California ("Issuer"), pursuant to the terms of that certain Indenture of Trust and Lender Loan Agreement, dated as of April 15, 1989, and that certain Regulatory Agreement, dated as of April 15, 1989 (collectively, the "Bond Documents"), with respect to that certain property commonly known as the "Camelot Lake Apartment Project" located in Fresno, California and more particularly described on Exhibit A attached hereto, which, with all Improvements, Fixtures and Personalty thereon, shall hereafter be referred to as the "Property."

          2. In connection with the issuance of the Bond, Issuer, Lender and Camelot Lake Associates, a California limited partnership ("Camelot"), entered into that certain Loan Agreement, dated as of April 15, 1989 (the "Loan Agreement"), as well as certain other documents in connection therewith, including the Bond Documents, as described on Exhibit B attached hereto (collectively, the "Loan Documents"), including, without limitation, that certain Deed of Trust with Assignment of Rents and Fixture Filing, dated as of April 15, 1989 (the "Deed of Trust"), made by Camelot for the benefit of Lender. Pursuant to the Loan Documents, Lender made a loan to Camelot in the original principal amount of $15,515,000 (the "Loan") from the proceeds of the Bond.

          3. Borrower has heretofore acquired title to the Property and accordingly replaced Camelot as the owner of the Property and as borrower and obligor under the Loan Documents.

          4. Certain Events of Default under the Loan Documents existed at the time Borrower acquired title to the Property because income from the Property was not sufficient to pay operating expenses and amounts payable under the Loan. Rather than exercise its remedies based on any such Events of Default, Lender agreed to forbear exercising such remedies, on the terms and conditions of that certain Forebearance [sic] Agreement, dated as of January 31, 1994, by and between Lender and Borrower (the "Forbearance Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Forbearance Agreement.

          5. The Forbearance Agreement was amended by that certain Standstill Letter, dated as of May 8, 1996 (as the same may have been amended, the "Standstill Agreement").

          6. Lender and Borrower now desire to sell the Bond and the Property and, as a result, (i) Borrower expects to sell the Property to Wasatch Acquisitions, LLC, a Utah limited liability company ("Buyer"), or its affiliate, for a purchase price of One Dollar ($1.00) and the assumption by Buyer of Borrower's obligations under the Loan Documents and (ii) concurrently with the sale of the Property, Lender expects to sell the Bond to Buyer or its affiliate for a purchase price of Eleven Million Six Hundred Thousand Dollars ($11,600,000) (the "Sale Proceeds").
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3
          7. Lender and Borrower desire to enter into this Agreement in order to facilitate and agree to such sale of the Bond and the Property to Buyer or its affiliate in accordance with, and subject to, the terms and conditions set forth in this Agreement.


                               A G R E E M E N T :
                               -------------------

          NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

          1. TERM. The term of the Standstill Agreement and this Agreement shall be extended and shall continue until the earlier to occur of (a) June 30, 1999, (b) the closing (the "Closing") of the sale or other disposition of all or substantially all of the Property to Buyer or its affiliate and the sale of the Bond (collectively, the "Sale") or (c) the termination of this Agreement by Lender upon a default by Borrower of the terms and conditions of the Standstill Agreement or this Agreement which continues for a period of thirty (30) days after written notice thereof from Lender to Borrower. Except with respect to Paragraph 3 herein which will survive the termination or expiration of this Agreement, upon the termination or expiration of the Standstill Agreement, the rights and obligations of the parties under the Standstill Agreement shall cease and the Standstill Agreement (including, without limitation, this Agreement) shall be of no further force or effect, and the rights, liabilities and obligations of the parties shall be as they existed immediately prior to the execution of this Agreement.

          2.    FEES, COSTS AND EXPENSES.

                1. Deposits to Operating Account and Savings Account. Notwithstanding anything to the contrary contained in the Loan Documents, the Forbearance Agreement or the Standstill Agreement, during the period that this Agreement is in effect, Borrower shall deposit all rental and other income or receipts attributable to or with respect to the Property (the "Gross Receipts") for such period in the "Operating Account" (as hereinafter defined). In addition, concurrently with the execution hereof, Borrower shall deposit in the Operating Account all Net Cash Flow (if any) in Borrower's possession or control and attributable to the period prior to January 1, 1999. From time to time in Borrower's reasonable discretion, Borrower may (i) transfer funds in the Operating Account in excess of the "Permitted Expenses" (as hereinafter defined) to the "Savings Account" (as hereinafter defined) and (ii) to the extent required, transfer funds from the Savings Account to the Operating Account to fund the Permitted Expenses. Borrower shall maintain with Bank of America, N.T. & S.A. (a) corporate checking account no. 1450-1-04695 (the "Operating Account") and (b) corporate account no. 1450-4-04702 (the "Savings Account"). Borrower shall and does hereby grant to Lender a first priority security interest in the Operating Account and the Savings Account in the manner provided in Article 2 of the Deed of Trust and shall execute such further instruments, notices and agreements as may be reasonably required by Lender in order to perfect or effectuate the security interest granted hereby.

4
                2. Permitted Expenses. Borrower may make disbursements from the Operating Account only for (i) the reasonable, actual costs, fees and expenses of operation, maintenance and management of the Property, (ii) the reasonable, actual costs, fees and expenses of administration of Borrower's partnership and (iii) the "Closing Costs" (as hereinafter defined), all of the foregoing disbursements as paid and incurred by Borrower in accordance with
Schedule 1 attached hereto (collectively, the "Permitted Expenses") during the applicable period, including, without limitation, the reasonable, actual amounts paid and incurred for leasing, marketing, taxes, assessments, capital improvements, refund of security deposits, insurance, salaries, repairs and utilities, accounting, tax preparation and auditing fees of the Property or Borrower, the Bond Trustee Fee, the property management fee paid to the Management Agent (to the extent approved by Lender pursuant to Section 11.1 of the Loan Agreement), and the reasonable out-of-pocket fees and expenses incurred by Borrower in connection with this Agreement or the Sale, but excluding (i) any payments of interest on, or the repayment of principal of, the Loan and the Working Capital Loan, (ii) amounts paid in payment of the Mortgage Administration and Servicing Fee, (iii) any property management fee paid to the Management Agent if the Management Agent is the Fund or an affiliate of the Fund, and (iv) payments on account of any Operating Working Capital Loan(s) and/or interest thereon. All disbursements from the Operating Account shall be made in accordance with Schedule 1 attached hereto, provided, however, that Borrower may, without Lender's consent, allocate amounts from the contingency line-item in such schedule to any other line item.

                3. Suspension of Debt Service. During the period that this Agreement remains in effect, and provided that Borrower complies with the terms and conditions hereof and no Event of Default hereafter occurs, Borrower shall not be required to make any payments of Base Interest nor deposits into the Reserve Fund for Replacements or Property tax payments to Lender that would otherwise be scheduled to be made during the term of this Agreement.

                4. Closing Costs. At the Closing of the Sale, Borrower shall use (i) the amounts remaining in the Operating Account, (ii) the amounts remaining in the Savings Account, (iii) any amounts held in the Reserve Account or by Lender on account of real property taxes, insurance, replacements, security deposits or bond fees (collectively, the "Reserve Funds"), and (iv) any other income attributable to the Property and retained by Borrower, to pay the reasonable, actual expenses of the Sale (including, without limitation, payment by Borrower of any amounts due from Borrower under the "Purchase Agreement" (as hereinafter defined) and any Permitted Expenses paid or prorated at the Closing) incurred by Borrower and approved by Lender in its reasonable discretion prior to or at the Closing (collectively, the "Closing Costs"). If at the Closing or any time prior thereto that this Agreement is in effect (A) the amount of the Closing Costs exceeds the amounts then held in the Operating Account, the Savings Account and any Reserve Funds or (B) the total amount of the Permitted Expenses paid or incurred during the term of this Agreement exceeds the amounts available in the Operating Account and the Savings Account (such events collectively being referred to herein as a "Shortage"), then (1) Borrower shall fund any Shortage and (2) upon an "Accounting" (as hereinafter defined) pursuant to Paragraph 3 below, Lender shall reimburse Borrower for such expenses.

5
                5. Incentive Management Fee. At the Closing of the Sale of the Bond, Lender shall cause the escrow agent to pay, from the net proceeds of such Sale, an amount equal to two percent (2%) of the gross Sale price (which equals Two Hundred Thirty Two Thousand Dollars ($232,000)) based upon a Sale price of Eleven Million Six Hundred Thousand Dollars ($11,600,000)) which shall be paid to ConAm Management Corporation, a California corporation ("Management Company"), as an incentive management fee.

                6. Mortgage Administration and Servicing Fee. Borrower shall suspend payment of the Mortgage Administration and Servicing Fee as of the date hereof.

                7. Purchase Agreement. Lender has read and approved that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of February 5, 1999 (the "Purchase Agreement"), by and between Borrower and Buyer. Upon the Closing of the Sale pursuant to the Purchase Agreement and provided that Borrower complies with the terms and provisions hereof, Lender acknowledges that, except as provided herein, Borrower shall have no further obligation to Lender to repay any principal or interest to Lender under any of the Loan Documents, the Working Capital Loan, the Capital Improvements Loan or any other loan (including accrued interest) outstanding from Borrower to Lender. During the term of this Agreement and the Standstill Agreement, Borrower shall not amend or modify the Purchase Agreement without the prior written consent of Lender.

          3. FINAL ACCOUNTING. On or before seventy-five (75) days after the Closing, Borrower shall deliver to Lender a final accounting (the "Accounting") reconciling (a) the Gross Receipts delivered into the Operating Account, the Savings Account and any other amounts held in any Reserve Funds and any other income attributable to the Property and retained by Borrower prior to the Closing, (b) the actual expenses of the Sale incurred by Borrower and reasonably approved by Lender and (c) the actual Permitted Expenses incurred by Borrower and reasonably approved by Lender. Upon Lender's reasonable approval of the Accounting, any and all remaining funds held by or on behalf of Borrower per the Accounting shall be remitted to Lender as final payment of the Base Interest, or in the event that the Accounting establishes that a Shortage occurred, Lender shall reimburse Borrower for the amount of such Shortage.

          4.    MISCELLANEOUS.

                1. In the event the Sale of the Property or the Bond to Buyer does not occur, nothing contained herein shall be construed as a commitment by Lender to (i) make any new loan or loans or to grant or extend any other financial accommodations to Borrower, (ii) restructure the Loan or to modify any Loan Document or (iii) except as expressly provided for herein, waive, modify or forbear from exercising any rights, powers, remedies or privileges, whether under the Loan Documents, the Forbearance Agreement or the Standstill Agreement, at law or in equity.

                2. No purported alteration, amendment, change, waiver, termination or other modification of this Agreement, the Loan Documents, the Forbearance Agreement or the Standstill Agreement shall be binding upon any party hereto, or have any other force or effect in any respect unless the same shall be in writing and signed by, or on behalf of, the party to be charged therewith.

6
                3. Each of the parties hereto understands that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has been represented by independent legal counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

                4. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same.

                5. This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of California as the same may from time to time exist, without giving effect to the principles of conflicts of laws.

                6. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof, and supersedes any prior or contemporaneous representations or agreements, either oral or written, not contained herein.

                7. Each party executing this Agreement represents that such party has the full authority and legal power to do so.

                8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, with the same effect as if each party had executed all counterparts.

                              Remainder of this page left intentionally blank.

7

          IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed as of the date first written above.


                                        LENDER:

                                        VICTORY TAX EXEMPT REALTY INCOME
                                            FUND LIMITED PARTNERSHIP, a
                                            Delaware limited partnership

                                        By:   CA VICTORY, INC., a Delaware cor-
                                              poration, Its General Partner



                                        By:   /s/Daphne Aronson
                                              -----------------
                                        Name: Daphne Aronson
                                        Its:  President


                                        BORROWER:

                                        CONCAM ASSOCIATES, L.P., a California
                                              limited partnership

                                        By:   CONCAM, INC., a California corpo-
                                              ration, Its General Partner



                                        By:   /s/Ralph W. Tilley
                                              ------------------
                                        Name: Ralph W. Tilley
                                        Its:  Vice President

                                    EXHIBIT A
                                    ---------

                                LEGAL DESCRIPTION
                                -----------------

          All that certain real property located in the County of Fresno, State of California, described as follows: Lot 16 of Tract No. 3155, Peach Tree Village, in the City of Fresno, County of Fresno, State of California, according to the Map thereof Recorded in Book 37, Pages 99 and 100 of Plats, in the Office of the County Recorder of said county.

                                    EXHIBIT B
                                    ---------

                                 BOND DOCUMENTS
                                 --------------


1. Deed of Trust with Assignment of Rents and Fixture Filing, dated as of April 15, 1989, from Borrower to Ticor Title Insurance Company ("TICOR"), as trustee, for the benefit of Lender.

2. Assignment of Lessor's Interest in Leases, dated as of April 15, 1989, from Borrower to Lender.

3. Working Capital Loan Agreement, dated as of April 15, 1989, by and between Borrower and Lender.

4. Second Deed of Trust with Assignment of Rents and Fixture Filing, dated as of April 15, 1989, from Borrower to TICOR for the benefit of Lender.

5. Second Assignment of Lessor's Interest in Leases, dated as of April 15, 1989, from Borrower to Lender.

6. Regulatory Agreement, dated as of April 15, 1989, by and among Issuer, Lender, Borrower and First Interstate Bank of California ("Trustee").

7. Indenture of Trust and Lender Loan Agreement, dated as of April 15, 1989, by and among Issuer, Lender and Trustee.

S 1-1

                                   SCHEDULE 1
                                   ----------

                         ADJUSTED CASH FLOW PROJECTIONS
                         ------------------------------


                                  See attached.

                                   Schedule 1

                                  Camelot Lakes

                  Projected Ending Cash Balance at May 31, 1999


Cash Balance at 2/28/99                                               $ 209,648

Estimated Net Cash Flow(1)
  March                                       $  62,000
  April                                          20,000
  May                                            68,000
                                              ---------

                                                150,000                 150,000
                                              =========

Property Insurance
  Insurance Effective Date                      5/16/98
  Projected Selling Date                        5/31/99

  Estimated Annual cost                          23,803

  Payments Made Through Sale                     24,000
  Less:  Earned Premium Through Sale            (24,846) 381 Days
                                              ---------

  Refund/(Payment) Due                             (846)                  (846)
                                              =========

Property Taxes
  Property Tax Paid Through Date                6/30/99
  Projected Selling Date                        5/31/99

  Actual Taxes Due (7/1/98 - 6/30/99)           120,942

  Less:  Seller Portion Due Through Closing           0  0 Days               0

  Less:  Buyer Portion Due Through Closing        9,940  30 Days          9,940

Miscellaneous
  Last Month's Expenses                         (85,000)
  Prepaid Rents                                  (3,500)
  Security Deposits 2/28/99                    (143,177)

  Tax Impound Account Balance 12/31/98           66,000
                                              ---------

                                               (165,677)               (165,677)
                                              =========               ---------

Projected Ending Cash Balance at 5/31/99                                203,065

Other Final Costs
  Final Audit/Tax Return                        (20,000)
  Legal Fees                                    (20,000)
  Title Costs (per LandAmerica estimate)        (31,000)
  Fire Damage deductible                         (5,000)
  Contingency                                   (25,000)               (101,000)
                                              =========               ---------

Projected Ending Cash Surplus (Deficit)                                 102,065
                                                                      =========

                            Mar         Apr         May
(1)Income              $175,000    $175,000     $175,000
   Oper Expense         (94,000)    (80,000)     (94,000)
   Other Inc/Exp         (1,000)     (1,000)      (1,000)
   Taxes                            (61,000)           0
   Insurance             (2,000)     (2,000)      (2,000)
   Debt Service
   Impounds                   0           0            0
   Capital Items        (16,000)    (11,000)     (10,000)
                       --------    --------     --------
   Net Cash Flow       $ 62,000    $ 20,000     $ 68,000
                       ========    ========     ========